For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1228120

Ministry of Consumer and Business Services
Ministère des Services aux consommateurs et aux entreprises
Ontario

AUTHORIZATION
Authorization pursuant to item 6 of this application is given on

AUTORISATION
L'autorisation demandée à la rubrique 6 de la présente demande est accordée le

OCTOBER 2 0 OCTOBRE, 2006

and is valid for 6 months. / et est valable pour 6 mois.

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 7
Business Corporations Act

*Formule 7
Loi sur les sociétés par actions*

APPLICATION FOR AUTHORIZATION TO CONTINUE IN ANOTHER JURISDICTION
DEMANDE D'AUTORISATION DE MAINTIEN SOUS LE RÉGIME D'UNE AUTRE AUTORITÉ LÉGISLATIVE

1. **The name of the corporation is: (Set out in BLOCK CAPITAL letters)**
   Dénomination sociale de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT)

   LIVE REEL MEDIA CORPORATION

2. **Date of incorporation/amalgamation:**
   Date de la constitution ou de la fusion :

   1997-03-18

   Year, Month, Day / *année, mois, jour*

3. **The corporation is not in default in filing notices and returns under the *Corporations Information Act* and all out standing fees have been paid.**
   La société n'a pas omis de déposer les avis et déclarations exigés par la* Loi sur les renseignements *exigés des personnes morales et tous les droits ont été acquittés.

4. **It is requested that the corporation be authorized by the Director under section 181 of the *Business Corporations Act* to apply to the appropriate official or public body of the following jurisdiction requesting that the corporation be continued as if it had been incorporated under the laws of that jurisdiction:**
   La société demande l'autorisation du directeur aux termes de l'article 181 de la* Loi sur les sociétés par actions *de demander au fonctionnaire ou à l'organisme public compétents de l'autorité législative suivante que la société soit maintenue comme si elle avait été constituée en vertu des lois de cette autorité législative :

   CANADA

   (Set out the name of the jurisdiction where the corporation is applying to continue)
   (Indiquer le nom de l'autorité législative dans laquelle la société demande d'être maintenue)

5. **The laws of the jurisdiction to which the corporation will apply for an instrument of continuance provide in effect that:**
   Les lois de l'autorité législative à laquelle la société va demander un acte de maintien prévoient effectivement ce qui suit :

   a) the property of the corporation continues to be the property of the body corporate;
   la personne morale devient propriétaire des biens de la société;

   b) the body corporate continues to be liable for the obligations of the corporation;
   la personne morale est responsable des obligations de la société;

   c) an existing cause of action, claim or liability to prosecution is unaffected;
   il n'est pas porté atteinte aux causes d'action, demandes ou responsabilités possibles existantes;

d) a civil, criminal or administrative action or proceeding pending by or against the corporation may be continued to be prosecuted by or against the body corporate; and
la personne morale remplace la société dans les poursuites civiles, pénales ou administratives intentées par ou contre celle-ci;

e) a conviction against the corporation may be enforced against the body corporate or a ruling, order or judgement in favour of or against the corporation may be enforced by or against the body corporate.
toute décision judiciaire ou quasi judiciaire rendue en faveur de la société ou contre elle est exécutoire à l'égard de la personne morale.

6. **Mark (X) in the box beside the one statement that applies:**
Cocher (X) la case correspondant à l'énoncé approprié :

☒ The corporation is applying to continue under the laws of another Canadian jurisdiction.
La société présente une demande de maintien en vertu des lois d'une autre autorité législative au Canada.

☐ The corporation is applying to continue under the laws of a jurisdiction outside Canada, and this application is accompanied by a legal opinion to the effect that the laws of the other jurisdiction meet the requirements set out in 181(9) of the Act.
La société présente une demande de maintien en vertu des lois d'une autorité législative à l'extérieur du Canada et la demande est accompagnée d'un avis juridique stipulant que les lois de l'autre autorité législative répondent à toutes les exigences énoncées au paragraphe 181(9) de la Loi.

7. **This application has been authorized by a special resolution.**
La présente demande a été autorisée par résolution spéciale.

8. **This application is accompanied by consent from the Minister of Finance.**
La présente demande est accompagnée du consentement émanant du ministère des Finances.

9. **Mark (X) in the box beside the one statement that applies:**
Cocher (X) la case correspondant à l'énoncé approprié :

☒ The corporation is offering securities to the public within the meaning of subsection 1(6) of the *Business Corporations Act* and consent from the Ontario Securities Commission accompanies this application.
La société offre des valeurs mobilières au public au sens du paragraphe 1(6) de la Loi sur les sociétés par actions *et la demande est accompagnée du consentement écrit de la Commission des valeurs mobilières de l'Ontario.*

☐ The corporation is not offering securities to the public within the meaning of subsection 1(6) of the *Business Corporations Act.*
La société n'offre pas de valeurs mobilières au public au sens du paragraphe 1(6) de la Loi sur les sociétés par actions.

The authorization of the Director for an application for continuance, if provided, expires six months after the date of endorsement of the authorization unless, within the six-month period, the corporation is continued under the laws of the other jurisdiction.
L'autorisation de la demande de maintien à l'extérieur de l'Ontario accordée par le directeur, le cas échéant, devient caduque six mois après la date de l'apposition de l'autorisation sur la demande, sauf si, au cours de cette période, la société est maintenue en vertu des lois de l'autre compétence législative.

The corporation shall file with the Director a copy of the instrument of continuance issued to it by the other jurisdiction within sixty days after the date of issuance.
Dans les soixante jours de la date d'émission, la société doit déposer auprès du directeur un exemplaire de l'acte de maintien émis par l'autre compétence législative.

This application is signed in duplicate.
La présente demande est signée en double exemplaire.

LIVE REEL MEDIA CORPORATION

Name of Corporation / *Dénomination sociale de la société*

By/Par: [signature] SECRETARY

Signature / *Signature* — Description of Office / *Fonction*